UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2016

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87‑0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:	(801) 566‑1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 29, 2016 at the annual meeting, shareholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Barbara A. Payne as a director of the Company:
For	1,783,768	Withheld	1,229,992	Broker Non Votes	440,435
Ratified the selection of Jones, Simkins P.C. as the Company's independent public accounting firm for the year ended December 31, 2016:
For	3,385,304	Against	56,151	Abstentions	12,740
Approved, on an advisory basis, the compensation paid to UTMD's named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:
For	2,981,201	Against	25,510	Abstentions	7,049	Broker Non Votes 440,435

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/02/2016	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO